UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2015

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 30, 2015, Graham Corporation (the “Company”) issued a press release describing its results of operations and financial condition for its first quarter ended June 30, 2015. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 28, 2015, Alan Smith, Vice President of Operations, was promoted to the position of Vice President and General Manager - Batavia. In connection with such promotion, effective August 1, 2015, Mr. Smith’s base salary will increase by $10,000 to $234,010.

Item 8.01.	Other Events.

On July 29, 2015, the Company issued a press release announcing the payment of a cash dividend. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 30, 2015 describing the results of operations and financial condition for Graham Corporation’s first quarter ended June 30, 2015.

99.2	Press Release dated July 29, 2015 regarding the payment by Graham Corporation of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: July 30, 2015	By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President – Finance & Administration and
Chief Financial Officer